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Exhibit 23.3
Consent of Independent Certified Public Accountants


Topro, Inc.
Denver, Colorado


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement, of our report dated December 18, 1996 (except for Note 3, for which the date is December 31, 1996 and Note 6, for which the date is February 10, 1997), relating to the combined financial statements of All Control Systems, Inc. appearing in Amendment No. 1 on Form 8-K/A dated February 7, 1997, Amendment No. 2 on Form 8-K/A dated February 13, 1997, Amendment No. 3 on Form 8-K/A dated February 28, 1997 and Amendment No. 4 on Form 8-K/A filed on March 5, 1997 to Topro, Inc.'s Current Report on Form 8-K dated January 15, 1997, and our report dated September 26, 1997, relating to the consolidated financial statements of Topro, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-KSB for its fiscal year ended June 30, 1997 and to the reference to our Firm under the heading "Experts" in the Prospectus.

                                       BDO SEIDMAN, LLP


                                       /s/ BDO SEIDMAN, LLP

December 22, 1997